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                                                                EXHIBIT 11.1



                      HARCOURT GENERAL, INC. AND SUBSIDIARIES

                                  OCTOBER 31, l993

                               EXHIBIT TO FORM 10-K
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COMPUTATION OF AVERAGE NUMBER OF SHARES OUTSTANDING USED IN DETERMINING PRIMARY
AND FULLY DILUTED EARNINGS PER SHARE

In thousands                         1993           1992         1991
PRIMARY

1.  Weighted average
    number of Common
   shares outstanding               76,493         75,554        74,907
2. Assumed conversion of
   Series A Cumulative
   Convertible Preferred
   Stock                             2,736          3,449         3,969
3. Assumed exercise of
   certain stock options
   based on average
   market value during
   the year                            396            136            -
4. Weighted average
   number of shares
   used in primary per
   share computations               79,625         79,139        78,876


FULLY DILUTED(A)

1. Weighted average
   number of Common
   shares outstanding               76,493         75,554        74,907
2. Assumed conversion of
   Series A Cumulative
   Convertible Preferred
   Stock                             2,736          3,449         3,969
3. Assumed exercise of
   certain stock options
   based on market
   value at October 31                 420            178            -
4. Weighted average
   number of shares
   used in fully diluted
   per share computations           79,649         79,181        78,876


(A) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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